UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2014

HERZFELD CARIBBEAN BASIN FUND, INC.
(Exact name of registrant as specified in its charter

Maryland	811-06445	65-0396889
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

119 Washington Avenue, Suite 504 Miami Beach, FL		33139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code, 305-271-1900

P.O. Box 161465  Miami, FL  33116

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

The results of the matters considered at the annual meeting of stockholders held November 10, 2014 were as follows: (i) Thomas J. Herzfeld was elected as a Class III Director for a term of three years; and, (ii) proposals to revise the fundamental investment policy regarding borrowing money and issuing senior securities, and, to approve an amendment to the investment advisory agreement to reflect the inclusion of borrowing for investment purposes and other financial leverage in the calculation of the advisory fees, did not achieve quorum for these matters and it was determined not to adjourn the meeting for further solicitation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

HERZFELD CARIBBEAN BASIN FUND, INC.

Date: November 26, 2014	By:	/s/ Reanna J. M. Lee
Reanna J. M. Lee
Chief Compliance Officer, Secretary and Treasurer